UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KEMET Corporation

(Exact name of registrant as specified in its chapter)

Delaware	57-0923789
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2835 KEMET Way, Simpsonville, South Carolina	29681
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                                                          (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered:

The description of KEMET Corporation’s (the “Company”) common stock, par value $0.01 per share, under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-3, as amended, initially filed with the Securities and Exchange Commission (the “Commission”) on June 5, 1995 (File No. 33-93092), is hereby incorporated by reference.

Item 2.  Exhibits.

List below all exhibits filed as a part of the registration statement:

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	KEMET CORPORATION

Date	June 21, 2010

By	/s/ R. James Assaf, Vice President, General Counsel & Secretary
*Print the name and title of the signing officer under his signature.